EXHIBIT 99.1

JOINT FILING AGREEMENT

September 14, 2020

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

IKARIAN CAPITAL, LLC

By:	Chart Westcott Living Trust
Its:	Manager

By:	/s/ Chart Westcott
Chart Westcott, Trustee

IKARIAN HEALTHCARE MASTER FUND, L.P.

By:	Ikarian Healthcare Fund GP, L.P.
Its:	General Partner

By:	Ikarian Capital, LLC
Its:	General Partner

By:	Chart Westcott Living Trust
Its:	Manager

By:	/s/ Chart Westcott
Chart Westcott, Trustee

IKARIAN HEALTHCARE FUND GP, L.P.

By:	Ikarian Capital, LLC
Its:	General Partner

By:	Chart Westcott Living Trust
Its:	Manager

By:	/s/ Chart Westcott
Chart Westcott, Trustee

CHART WESTCOTT LIVING TRUST

By:	/s/ Chart Westcott
Chart Westcott, Trustee

NEIL SHAHRESTANI

/s/ Neil Shahrestani